EXHIBIT 99.1

To:           Pinnacle Employees
From:       John Spanjers
Re:           Negotiations update 2012-11-29

As I noted in my message last Friday, we are at a critical moment and we must work quickly to address a near-term liquidity crisis. The negotiations with our pilots are vital to achieving the cost savings necessary to create a competitive cost structure, avoid liquidation and successfully emerge from bankruptcy.

I wanted to update you on a recent development. In the latest fleet plan we received from Delta, there are revisions that have not yet been finalized, but we expect that the CRJ-200 fleet will begin to shrink sometime next year. We believe achieving the right cost structure will position us to compete for any additional dual-class aircraft from Delta. While Pinnacle and ALPA have continued to negotiate toward a consensual agreement, we are taking a few days away from the table to assess the impact of the anticipated fleet plan changes and what is needed for Pinnacle to survive.

We will work quickly and diligently to assess these revisions and continue our negotiations toward a consensual agreement that provides the best path to ensure our long-term existence.